UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2021

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yum China Building
7100 Corporate Drive	20 Tian Yao Qiao Road
Plano, Texas 75024	Shanghai 200030
United States of America	People’s Republic of China

(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange
	9987	The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2021 annual meeting of stockholders (the “Annual Meeting”) of Yum China Holdings, Inc. (the “Company”) further described in Item 5.07 below, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to allow stockholders holding at least 25% of the Company’s outstanding shares the right to call special meetings of stockholders, subject to the requirements and procedures set forth in the Company’s Amended and Restated Bylaws. On June 1, 2021, the Company filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation reflecting the amendment described above, which became effective on June 1, 2021.

The Board of Directors also adopted amendments to the Company’s Amended and Restated Bylaws, effective as of the effective date of the amendment to the Company’s Amended and Restated Certificate of Incorporation, setting forth the holding period, procedural and informational requirements for stockholders seeking to call a special meeting.

The foregoing description of the amendments are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on Friday, May 28, 2021, at 8:00 a.m. Beijing/Hong Kong time (Thursday, May 27, 2021, at 8:00 p.m. U.S. Eastern time). A total of 361,865,160 shares, or 86.06% of the Company’s outstanding common stock, were present virtually or represented by proxy at the Annual Meeting, constituting a quorum. At the Annual Meeting, the Company’s stockholders: (i) elected the 10 director nominees listed below to serve until the 2022 annual meeting of the Company’s stockholders; (ii) ratified the appointment of KPMG Huazhen LLP as the Company’s independent auditor for 2021; (iii) approved, on an advisory basis, the Company’s named executive officer compensation; and (iv) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to allow stockholders holding at least 25% of the Company’s outstanding shares the right to call special meetings.

Set forth below are the voting results for each of the proposals presented at the Annual Meeting:

Proposal 1:	The election of 10 director nominees to serve until the 2022 annual meeting of the Company’s stockholders:

Director Name	For	Against	Abstain	Broker Non-Votes
Fred Hu	312,686,198	5,100,299	612,473	43,466,190
Joey Wat	317,259,430	569,347	570,193	43,466,190
Peter A. Bassi	317,224,411	584,677	589,882	43,466,190
Edouard Ettedgui	316,338,904	1,470,422	589,644	43,466,190
Cyril Han	317,230,712	574,402	593,856	43,466,190
Louis T. Hsieh	310,498,393	7,315,572	585,005	43,466,190
Ruby Lu	311,699,420	6,147,281	552,269	43,466,190
Zili Shao	316,335,858	1,483,104	580,008	43,466,190
William Wang	316,996,395	819,049	583,526	43,466,190
Min (Jenny) Zhang	317,270,728	580,360	547,882	43,466,190

Proposal 2:	The ratification of the appointment of KPMG Huazhen LLP as the Company’s independent auditor for 2021:

For	Against	Abstain	Broker Non-Votes
360,590,042	659,593	615,525	0

Proposal 3:	An advisory vote to approve the Company’s named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
292,161,054	23,064,956	3,172,960	43,466,190

Proposal 4:

Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to allow stockholders holding at least 25% of the Company’s outstanding shares the right to call special meetings:

For	Against	Abstain	Broker Non-Votes
315,720,883	1,406,345	1,271,742	43,466,190

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Yum China Holdings, Inc.
3.2	Amended and Restated Bylaws of Yum China Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Joseph Chan
Name: Joseph Chan
Title: Chief Legal Officer
Date: June 2, 2021